UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934


Date of Report (Date of earliest event reported) July 27, 2009

GENETHERA, INC.

(Exact name of registrant as specified in its charter)







NEVADA

(State or other
jurisdiction
of incorporation)

33-142603

(Commission File Number)

65-0622463

(IRS Employer
Identification No.)





5255 Marshall Street
Arvada, CO

(Address of principal
executive offices)



80002

(Zip Code)



Registrant's telephone number, including area code (303) 463-6371

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Since November 10, 2008, the Company engaged W.T. Uniack
& Co. CPAs after our previous auditors had their Public Company Accounting Oversight Board (PCAOB) registration revoked. Uniack seemed concerned about his PCAOB status if he continued as our auditor.Uniack continued delaying the filing of our re-audited 10-K 2007 and 2008. Even though Uniack reviewed our first 10-Q for 2009, he opted to not include such filing after the fact.
After all the delays caused by his stalling, we realized his fear of losing his PCAOB registration was difficult for him to overcome so we opted to let him go. He was dismissed on May 27, 2009 via email. After his dismissal, Uniack requested to complete his audits, which he finally did on June 23, 2009. However, he also selected to tender his resignation, which was dated June 16, 2009.
Several times, we asked forUniack to send his resignation letter in Word format,but he declined.
We were unable to download, open, and/or attach his documents due to their PDF format.
We wish Mr. Uniack the best of luck in his future auditing endeavors.

Thus, on May 27, 2009, Board of Directors voted to terminate its relationship with its independent auditors, W.T. Uniack & Co. CPAs.There were no disagreements with our independent auditors, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On July 22, 2009 the board of directors voted to engage
Malone-Bailey, P.C. as the issuer's new independent auditors for the year ended December 31, 2009 and quarterly reviews thereon.

ITEM 9.01 EXHIBITS

Exhibit Number		Description

Exhibit 16	Board Resolution for the Dismissal
		of W.T. Uniack & Co. CPAs
Exhibit 17	Board Resolution Engagement Approval
		of Malone-Bailey, P.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




July 27, 2009



GENETHERA, INC.




By:
/s/ Tannya L. Irizarry

     Tannya L. Irizarry
Chief Financial Officer Interim